                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                 Ammendment No. 1 to Application or report Filed
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: July 1, 1996

                             UROHEALTH SYSTEMS, INC.

             (Exact name of Registrant as specified in its charter)

                                    DELAWARE

                          (State or other jurisdiction
                                of incorporation)

           1-11150                                          98-0122944

         (Commission                                      (IRS Employer
         file number)                                 Identification Number)

                            5 CIVIC PLAZA, SUITE 100
                            NEWPORT BEACH, CALIFORNIA
                                      92660

               (Address of principal executive offices) (Zip code)

                                 (714) 668-5858
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF CERTAIN ASSETS OF OR CONCEPTS, INC.

On June 5, 1996, Urohealth Systems, Inc. ("Urohealth") acquired certain assets of O.R. Concepts, Inc. pursuant to an Asset Purchase Agreement dated June 5, 1996 among Urohealth, O.R. Concepts, Inc., a Texas Corporation, and Vital Signs, Inc., a New Jersey Corporation. The acquired assets are used in the development, manufacture, and marketing of laparoscopic surgery products and accessories.

The purchase price for the acquired assets was $2,786,000, payable in cash upon the closing of the transaction. The purchase price was funded using a portion of the proceeds from the sale of Urohealth's 8.75% Convertible Subordinated Debentures issued May 13, 1996.

ACQUISITION OF THE INTERMED GROUP, INC.

On July 1, 1996, Urohealth acquired The Intermed Group, Inc., a Delaware Corporation ("Intermed"), pursuant to the terms of the Agreement and Plan of Merger dated as of June 1, 1996 between Urohealth, Urohealth, Inc. (California), and Intermed. Intermed is engaged in the development, manufacture, and marketing of disposable medical products.

Under the terms of the agreement, Intermed was merged into Urohealth, Inc. (California), and each outstanding share of common stock of Intermed was converted into the right to receive .1242575 shares of Urohealth Common Stock, plus cash in the amount of $1.21. Upon consummation of the merger, approximately 149,306 shares of Urohealth Common Stock were issued and cash of $1,462,412 was paid in exchange for all of the outstanding shares of Intermed common stock. The cash portion of the purchase price was funded using a portion of the proceeds from the sale of Urohealth's 8.75% Convertible Subordinated Debentures issued May 13, 1996.

ACQUISITION OF RICHARD-ALLAN MEDICAL INDUSTRIES, INC.

Urohealth Systems, Inc. ("Urohealth") entered into an Agreement and Plan of Merger with Richard-Allan Medical Industries, Inc.("Richard-Allan"), an Illinois corporation. Completion of the merger is probable pending funding of a $35 million bank credit facility to finance the cash portion of the purchase price. The purchase price totalling $55.5 million consists of $27.5 million in cash payable at closing, $27.5 million of Urohealth common stock valued at $13.1914 per share and approximately $500,000 in direct acquisition costs. In addition, the Company will acquire the real estate on which the Richard-Allan facility is located from a partnership for $4.5 million, consisting of a cash payment of $1.5 million and a note for the balance of the purchase price. Richard-Allan manufactures and markets surgical operating room supplies.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

                      Financial statements of Richard-Allan for the years ended June 30, 1995, 1994 and 1993, together with Reports of Independent Accountants

(b)  Pro Forma Financial Information

                      Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1996

                      Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended March 31, 1996

                      Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

(c)  Exhibits

The following exhibits are filed as a part of this report:

 Exhibit
 Number      Description
- ----------   -------------------------------------------------------------------

2.1* Asset Purchase Agreement dated June 5, 1996, by and between Urohealth Systems, Inc., O.R. Concepts, Inc., and Vital Signs, Inc.

2.2* Agreement and Plan of Merger dated as of June 1, 1996 between Urohealth Systems, Inc., Urohealth, Inc. (California), and The Intermed Group Inc.

2.3 Agreement and Plan of Merger dated as of July 5, 1996 between Urohealth Systems, Inc., Urohealth, Inc. (California), and Richard-Allan Medical Industries, Inc..

* Filed previously

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     UROHEALTH SYSTEMS, INC.
                                                     (Registrant)

August 9, 1996                                    By /s/ Charles A. Laverty
- -------------------                                  --------------------------
Date                                                     Charles A. Laverty
                                                         Chief Executive Officer

                         [ERNST & YOUNG LLP LETTERHEAD]


                         Report of Independent Auditors

Board of Directors
Richard-Allan Medical Industries, Inc.

We have audited the accompanying consolidated balance sheets of Richard-Allan Medical Industries, Inc. and Subsidiary as of June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Richard-Allan Medical Industries, Inc. and Subsidiary at June 30, 1995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                           \s\ Ernst & Young LLP
                                                           ---------------------


January 10, 1996, except Note F, as to
which the date is May 1, 1996, and Note
K, as to which the date is July 5, 1996

                            [BDO SELDMAN LETTERHEAD]






                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Richard-Allan Medical Industries, Inc.
Richland, Michigan


        We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flow of Richard-Allan Medical Industries, Inc. for the year ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of its operations and its cash flows for the year ended June 30, 1993, in conformity with generally accepted accounting principles.

                                        /s/ BDO Seldman, LLP

                                        Certified Public Accountants


August 23, 1993,
except for Note B,
as to which the date is August 8, 1996

              Richard-Allan Medical Industries, Inc. and Subsidiary

                           Consolidated Balance Sheets

                                                                                JUNE 30
                                                                        1995             1994
                                                                   -----------------------------
ASSETS (NOTE F)
Current assets:
   Cash and cash equivalents                                       $ 3,002,661       $    83,399
   Accounts receivable, less allowance for doubtful accounts
     of $8,000                                                       2,992,947         2,706,357
   Stock subscription receivable (Note C)                                   --           660,000
   Refundable income taxes                                                  --             7,184
   Inventories (Note D)                                              1,721,966         1,377,197
   Prepaid expenses                                                    130,603            87,050
   Current assets of discontinued operations (Note B)                  168,404         1,387,947
                                                                   -----------       -----------
Total current assets                                                 8,016,581         6,309,134



Property and equipment:

   Land                                                                 86,391            86,391
   Building                                                             67,315            65,162
   Machinery and equipment                                           5,779,181         5,595,632
   Furniture and fixtures                                            1,112,445           956,008
   Property under capital lease (Note E)                               508,798           508,798
   Leasehold improvements                                              328,777           302,508
   Computer software                                                   319,409           308,079
   Automotive                                                           90,660            90,551
                                                                   -----------       -----------
                                                                     8,292,976         7,913,129
   Less accumulated depreciation and amortization                    4,034,276         3,710,952
                                                                   -----------       -----------

                                                                     4,258,700         4,202,177



Fixed assets of discontinued operations - net (Note B)                      --           226,235
Other assets                                                            26,735             4,579
                                                                   -----------       -----------
                                                                   $12,302,016       $10,742,125
                                                                   ===========       ===========

                                                                               JUNE 30
                                                                         1995            1994
                                                                   -------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Checks issued against future deposits                         $         --        $    445,000
   Accounts payable                                                 3,182,358           1,576,821
   Compensation and commissions                                       577,504             654,450
   Income taxes payable                                             2,100,000                  --
   Other current liabilities                                          548,660             103,325
   Current liabilities of discontinued operations (Note B)                 --             963,241
   Current maturities of long-term debt                               135,716             620,907
                                                                 ============        ============

Total current liabilities                                           6,544,238           4,363,744

Long-term debt, less current maturities (Note F)                    2,157,157           6,302,009

Commitments and Contingencies (Notes E and J)

Stockholders' equity (Note F):
   Preferred stock $5 par value:
     authorized--150,000 shares
     issued--9,634 shares (1994--11,734)                               48,170              58,670
   Common stock $1 par value:
     authorized--50,000 shares
     issued--4,660 shares (1994--5,808)                                 4,660               5,808
   Paid-in capital                                                                        998,867
   Common stock subscriptions (Note C)                                                    660,000
   Retained earnings (deficit)                                      3,604,837          (1,563,137)
   Treasury stock, at cost:
     9,634 shares preferred stock and
     128 shares common stock
     (1994--11,734 and 143, respectively)                             (80,184)            (97,641)
   Foreign currency translation adjustments                            23,138              13,805
                                                                 ------------        ------------
Total stockholders' equity                                          3,600,621              76,372
                                                                 ============        ============
                                                                 $ 12,302,016        $ 10,742,125
                                                                 ============        ============



          See accompanying notes to consolidated financial statements.

              Richard-Allan Medical Industries, Inc. and Subsidiary

                      Consolidated Statements of Operations


                                                                         YEAR ENDED JUNE 30
                                                               1995              1994              1993
                                                          ------------------------------------------------

Net sales                                                  $19,597,872       $16,851,666       $13,177,527
Cost of sales                                               11,514,905         9,566,117         6,708,783
                                                          ------------------------------------------------
Gross profit                                                 8,082,967         7,285,549         6,468,744

Operating expenses (income):
   Selling, general and administrative (Note J):            12,756,165         8,953,156         7,064,252
   Research and development                                  1,694,393         2,421,155         2,382,958
   Distribution fees                                                 -           (28,750)       (1,040,000)
   Loss on disposition of property                             340,289           112,411            28,640
   Interest income                                             (38,976)          (16,385)          (23,847)
   Interest expense                                            794,149           602,295           336,251
   Other                                                        40,520            51,454           (84,653)
                                                          ------------------------------------------------
                                                            15,586,540        12,095,336         8,663,601
                                                          ------------------------------------------------
Loss from continuing operations before
   income taxes                                             (7,503,573)       (4,809,787)       (2,194,857)

Income taxes (credits) (Note I)                             (3,265,674)         (742,337)         (745,000)
                                                          ------------------------------------------------
Loss from continuing operations                             (4,237,899)       (4,067,450)       (1,449,857)

Discontinued operations (Note B):
   Income from operations, less applicable income taxes
     of $524,000 (1994--$734,000;
     1993--$754,000)                                         1,008,008         1,427,192         1,465,428
   Gain on sale, less applicable income taxes
     of $4,845,000                                           9,404,807                 -                -
                                                          ------------------------------------------------
                                                            10,412,815         1,427,192         1,465,428
                                                          ================================================
Net income (loss)                                         $  6,174,916       $(2,640,258)   $       15,571
                                                          ================================================



See accompanying notes to consolidated financial statements.

              Richard-Allan Medical Industries, Inc. and Subsidiary

                 Consolidated Statements of Stockholders' Equity



                                                                                         COMMON        RETAINED
                                                 PREFERRED   COMMON      PAID-IN         STOCK         EARNINGS
                                                   STOCK      STOCK      CAPITAL     SUBSCRIPTIONS     (DEFICIT)
                                                 -----------------------------------------------------------------
Balance as of July 1, 1992                       $ 79,670    $ 4,705   $        -      $       -     $ 1,075,434
Net income                                              -          -            -              -          15,571
Retirement of pledged treasury stock              (10,500)       (15)           -              -          (6,942)
Foreign currency translation adjustments                -          -            -              -               -
                                                 ---------------------------------------------------------------
Balance as of June 30, 1993                        69,170      4,690            -              -       1,084,063

Net loss                                                -          -            -              -      (2,640,258)
Issuance of 1,133 shares of common stock                -      1,133       998,867             -               -
Retirement of pledged treasury stock              (10,500)       (15)           -              -          (6,942)
Common stock subscription by officer (Note C)           -          -            -        660,000               -
Foreign currency translation adjustments                -          -            -              -               -
                                                 ---------------------------------------------------------------
Balance as of June 30, 1994                        58,670      5,808       998,867       660,000      (1,563,137)

Net income                                              -          -            -              -       6,174,916
Issuance of 221 shares of common stock                  -        221       999,779      (660,000)              -
Purchase of 1,354 shares of common stock                -     (1,354)   (1,998,646)            -      (1,000,000)
Retirement of pledged treasury stock              (10,500)       (15)            -             -          (6,942)
Foreign currency translation adjustments                -          -             -             -               -
                                                 ---------------------------------------------------------------
Balance as of June 30, 1995                      $ 48,170    $ 4,660   $         -     $       -     $ 3,604,837
                                                 ===============================================================

                                                                FOREIGN
                                                               CURRENCY        TOTAL
                                                   TREASURY   TRANSLATION   STOCKHOLDERS'
                                                    STOCK     ADJUSTMENTS      EQUITY
                                                  ---------------------------------------
Balance as of July 1, 1992                        $(132,555)   $187,632      $1,214,886
Net income                                                -           -          15,571
Retirement of pledged treasury stock                 17,457           -               -
Foreign currency translation adjustments                  -    (203,756)       (203,756)
                                                  -------------------------------------
Balance as of June 30, 1993                        (115,098)    (16,124)      1,026,701

Net loss                                                  -           -      (2,640,258)
Issuance of 1,133 shares of common stock                  -           -       1,000,000
Retirement of pledged treasury stock                 17,457           -               -
Common stock subscription by officer (Note C)             -           -         660,000
Foreign currency translation adjustments                  -      29,929          29,929
                                                  -------------------------------------
Balance as of June 30, 1994                         (97,641)     13,805          76,372

Net income                                                -           -       6,174,916
Issuance of 221 shares of common stock                    -           -         340,000
Purchase of 1,354 shares of common stock                  -           -      (3,000,000)
Retirement of pledged treasury stock                 17,457           -               -
Foreign currency translation adjustments                  -       9,333           9,333
                                                  -------------------------------------
Balance as of June 30, 1995                       $ (80,184)   $ 23,138     $ 3,600,621
                                                  =====================================


( ) Denotes deduction.

See accompanying notes to consolidated financial statements.

              Richard-Allan Medical Industries, Inc. and Subsidiary

                      Consolidated Statements of Cash Flows



                                                                     YEAR ENDED JUNE 30
                                                           1995              1994             1993
                                                       -----------------------------------------------

OPERATING ACTIVITIES
Net income (loss)                                      $  6,174,916       $(2,640,258)     $    15,571
Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating
   activities:
     Depreciation and amortization                          809,698           491,842          409,209
     Gain on sale of discontinued operations            (14,249,807)                -                -
     Provision for losses on accounts receivable                  -                 -            2,866
     Loss on disposition of property                        340,289           112,411           28,640
     Changes in operating assets and liabilities:
       Receivables                                          579,552          (281,404)      (1,103,393)
       Income taxes                                       2,107,184                             (4,684)
       Inventories                                         (430,261)         (284,630)        (238,985)
       Other operating assets                               (18,836)              202          (56,370)
       Accounts payable and other
         operating liabilities                              565,685           453,252        1,192,058
                                                       -----------------------------------------------
Net cash provided by (used in) operating activities      (4,121,580)       (2,148,585)         244,912

INVESTING ACTIVITIES
Capital expenditures                                     (1,045,311)       (1,638,494)      (1,152,484)
Proceeds from sale of discontinued operations, net
   of expenses                                           14,745,502                 -                -
                                                       -----------------------------------------------
Net cash provided by (used in) investing activities      13,700,191        (1,638,494)      (1,152,484)

FINANCING ACTIVITIES
Principal payments under capital lease obligations          (75,403)          (61,585)         (45,497)
Principal payments under long-term debt                  (4,025,003)         (118,118)         (17,688)
Net borrowings (repayment) under revolving
   line-of-credit agreement                              (3,631,845)        1,131,845          620,000
Proceeds from issuance of long-term debt                  3,102,208         2,360,000          200,000
Proceeds from issuance of common stock                    1,000,000         1,000,000                -
Repurchase of common stock                               (3,000,000)         (513,235)        (247,275)
                                                       -----------------------------------------------
Net cash provided by (used in) financing activities      (6,630,043)        3,798,907          509,540

Effect of exchange rate changes on cash and
   cash equivalents                                         (29,306)           52,288           (4,129)
                                                       -----------------------------------------------
Increase (decrease) in cash and cash equivalents          2,919,262            64,116         (402,161)

Cash and cash equivalents at beginning of year               83,399            19,283          421,444
                                                       -----------------------------------------------
Cash and cash equivalents at end of year               $  3,002,661       $    83,399      $    19,283
                                                       ===============================================


See accompanying notes to consolidated financial statements.

              Richard-Allan Medical Industries, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

                                  June 30, 1995


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS DESCRIPTION

Richard-Allan Medical Industries, Inc. and Subsidiary (the Company) manufactures and markets surgical operating room supplies. The Company markets these products both domestically and abroad through the use of a direct sales force and foreign distributors. A division that manufactures and markets diagnostic reagents used primarily in hospital laboratories was sold in 1995 (see Note B).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Richard-Allan Medical Industries (U.K.) Ltd. (subsidiary). All material intercompany balances and transactions are eliminated.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.

              Richard-Allan Medical Industries, Inc. and Subsidiary

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY TRANSLATION

The financial statements of the subsidiary have been translated into U.S. dollars in accordance with FASB Statement No. 52, Foreign Currency Translation. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date, and operations statement accounts have been translated using the average exchange rates for the year. The gains and losses resulting from the changes in exchange rates from year to year have been reported as a separate component of stockholders' equity.
The effect of transaction gains and losses on the statements of operations is insignificant for all years presented.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for U.S. inventories which approximate 92% and 88% of total inventories at June 30, 1995 and 1994, respectively.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets.

INCOME TAXES

Deferred income taxes are provided on the difference in earnings determined for tax and financial reporting purposes. Deferred income taxes have been calculated under the liability method in accordance with FASB Statement No. 109, Accounting for Income Taxes.

Income taxes have not been provided on the undistributed earnings of Richard-Allan Medical Industries (U.K.) Ltd. as it is the Company's intention to indefinitely reinvest such earnings in the subsidiary's operations and not to transfer them in the form of a taxable transaction.

              Richard-Allan Medical Industries, Inc. and Subsidiary

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are charged against income as incurred.

REVENUE RECOGNITION

Revenue from sales of manufactured products is recognized upon shipment to customers (see Note H).

ADVERTISING EXPENSE

Advertising and promotion costs are expensed as incurred.

RECLASSIFICATIONS

Certain amounts for 1994 and 1993 have been reclassified to conform with the 1995 presentation.

NOTE B--DISCONTINUED OPERATIONS

In May 1995, the Company sold the assets and operations of its laboratory products division. The proceeds from the sale, net of expenses, were approximately $14.7 million. The 1995 consolidated statement of operations excludes sales and expenses of the laboratory products division from continuing operations, and prior years' results have been restated to conform with this presentation. Net sales of the laboratory products division totaled $7,829,000 from July 1994 through May 1995, $9,014,000 for the year ended June 30, 1994 and $8,921,000 for the year ended June 30, 1993. The assets and liabilities of the laboratory products division have been segregated in the consolidated balance sheets as of June 30, 1995 and 1994.

              Richard-Allan Medical Industries, Inc. and Subsidiary

NOTE C--STOCK SUBSCRIPTION RECEIVABLE

The stock subscription receivable represents a commitment by a stockholder during fiscal 1994 to purchase common stock in an amount sufficient to maintain compliance with debt covenants. The amount of the stock purchase was determined after June 30, 1994 based on financial statement amounts, and the stock purchase occurred on August 30, 1994. Accordingly, the purchase is recorded as a current stock subscription receivable in the June 30, 1994 balance sheet, with a related increase in stockholders' equity, and is a noncash financing activity for purposes of the 1994 consolidated statement of cash flows.

NOTE D--INVENTORIES

Inventories from continuing operations are summarized as follows:

                                                              JUNE 30
                                                      1995              1994
                                                   ----------------------------

Raw materials and work in process                  $  694,714        $  612,366
Finished goods                                      1,027,252           764,831
                                                   ----------------------------
                                                   $1,721,966        $1,377,197
                                                   ============================

If the first-in, first-out method of valuation had been used for all inventories by the Company, inventories would have been approximately $237,000 and $189,000 higher than reported at June 30, 1995 and 1994, respectively.

              Richard-Allan Medical Industries, Inc. and Subsidiary

NOTE E--LEASES

The Company leases certain land, manufacturing and office facilities and equipment under noncancelable leases. As of June 30, 1995, future net minimum lease payments under the capital leases and future minimum rental payments required under operating leases that have initial or remaining noncancelable terms in excess of one year were as follows:

                                                                      OPERATING
     FISCAL YEAR                                    CAPITAL LEASES     LEASES
     --------------------------------------------------------------------------

     1996                                             $  83,000        $19,000
     1997                                                32,000         10,000
     1998                                                     -          7,000
     1999                                                     -          1,000
                                                      ------------------------
     Total minimum lease payments                       115,000        $37,000
                                                                       =======
     Less amount representing interest                   16,000
                                                      ---------
     Present value of net minimum lease payments      $  99,000
                                                      =========

The Company pays property taxes, insurance and maintenance expenses for the building and land, which are leased from Newhauser Associates, a related party. Future minimum lease payments are subject to annual adjustments based on cost of living indices. Additional lease payments resulting from such adjustments totaled approximately $93,000 in 1995, $91,000 in 1994 and $85,000 in 1993.

Total lease expense was approximately $254,000, $299,000 and $250,000 in 1995, 1994 and 1993, respectively.

              Richard-Allan Medical Industries, Inc. and Subsidiary

NOTE F--LONG-TERM DEBT

Long-term debt consists of:

                                                                            JUNE 30
                                                                     1995             1994
                                                                 ----------------------------

Notes payable to bank:
   Revolving credit agreement                                    $1,678,891        $3,631,845
   Term loans                                                             -         1,204,000
Subordinated 12% unsecured note payable to the
   estate of a former stockholder for redemption of
   stock, maturing in annual installments of $41,963
   through July 1997                                                 83,925           125,889
Subordinated unsecured stockholder notes, including
   interest payable monthly at rates ranging from prime
   plus 3% to 200% of the prime rate                                      -         1,340,000
12% and 10% unsecured notes payable, maturing at
   various dates through July 2000                                  351,600           346,600
Non-interest-bearing note (discounted to present value
   at a rate of 10%), secured by pledged shares of
   treasury stock held in escrow to a former
   stockholder for redemption of stock, maturing in
   monthly installments varying from $3,000 to $3,500
   through October 1, 1999                                           79,344           100,066
Present value of lease payments under capitalized
   leases (see Note E)                                               99,113           174,516
                                                                 ----------------------------
                                                                  2,292,873         6,922,916
Less current maturities                                             135,716           620,907
                                                                 ----------------------------
Total long-term debt                                             $2,157,157        $6,302,009
                                                                 ============================

              Richard-Allan Medical Industries, Inc. and Subsidiary

NOTE F--LONG-TERM DEBT (CONTINUED)

Effective May 1, 1996, the Company renegotiated the terms of its bank financing agreement. Under the terms of the amended agreement, the Company has a $3.1 million revolving line of credit, with interest payable monthly at the bank's prime rate (9% at June 30, 1995) plus 1.5%. Approximately $1.4 million of additional borrowings were available under the line at June 30, 1995, subject to an asset-based lending formula.

All borrowings under the amended bank financing agreement are required to be paid in full on September 1, 1996, and the bank has stated its intention to call the debt on that date. This arrangement provides a grace period for the Company to achieve compliance with certain financial covenants included in the agreement by that date. The Company is currently in violation of financial covenants related to, among others, minimum working capital requirements. The bank financing agreement also restricts the payment of any dividends, other than dividends payable in Company-owned stock, on any shares of its capital stock.

The bank borrowings are collateralized by substantially all assets of the Company, a personal guarantee of and life insurance policy on the principal stockholder, a $1 million guarantee by a former officer and stockholder of the Company, and a co-guarantee by Newhauser Associates. The Company is a co-guarantor of a $1.4 million bank construction loan held by Newhauser Associates that also expires on September 1, 1996.

Required principal payments on borrowings for the four years following 1996 are $1,946,392 in 1997, $59,795 in 1998, $18,192 in 1999 and $132,778 in 2000.

Interest paid totaled $792,000 in 1995, $608,000 in 1994 and $298,000 in 1993.

NOTE G--EMPLOYEE BENEFIT PLAN

The Company has a qualified profit-sharing plan covering employees with more than one year of service, who may elect to defer up to 15% of their compensation. The Company contributes 35% of the participant's deferred salary to the plan, up to 6% of compensation, and makes additional contributions to the plan at its discretion. The amount of Company contributions to the plan was approximately $88,000 in 1995, $16,500 in 1994 and $31,800 in 1993.

              Richard-Allan Medical Industries, Inc. and Subsidiary

NOTE H--DISTRIBUTION AGREEMENTS

Certain international sales of the Company are transacted under the terms of international distribution agreements with foreign companies which the Company entered into in 1992, 1993 and 1994. The agreements appoint the distributor to sell and service all existing and future product lines of the Company in a particular territory. In exchange for these exclusive distribution rights, which range from six to twenty years, and for initial services provided by the Company for the distributor at the time the agreements were entered into, the distributors paid fees to the Company totaling $28,800 in 1994, $1,040,000 in 1993 and $688,000 in 1992, and agreed to market no competing products in the territory during the term of the agreement.

NOTE I--INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax assets are as follows:

                                                              JUNE 30
                                                       1995            1994
                                                    ---------------------------

Deferred tax assets:
   Accruals                                         $ 358,000       $   124,000
   Book over tax depreciation                          61,000            62,000
   Inventory capitalization for tax purposes           51,000            51,000
   Net operating loss carryforwards                         -           938,000
   Research and development credit carryforwards            -           228,000
   Other                                               15,000            49,000
                                                    ---------------------------
                                                    $ 485,000       $ 1,452,000
                                                    ===========================

Valuation allowance for deferred tax assets         $(485,000)      $(1,452,000)
                                                    ===========================

The Company had no deferred income tax liabilities at June 30, 1995 or 1994.

              Richard-Allan Medical Industries, Inc. and Subsidiary

NOTE I--INCOME TAXES (CONTINUED)

Significant components of the income tax provision (credit) from continuing operations are as follows:

                                        1995           1994           1993
                                   -----------------------------------------
Current:
    Federal                        $(3,265,674)     $(734,000)     $(754,000)
    State                                    -              -              -
    Foreign                                  -         (8,337)         9,000
                                   -----------------------------------------
                                   $(3,265,674)     $(742,337)     $(745,000)
                                   =========================================
Deferred:
    Federal                        $         -      $       -      $       -
    State                                    -              -              -
    Foreign                                  -              -              -
                                   -----------------------------------------
                                   $         -      $       -      $       -
                                   =========================================

The income tax provision (credit) from continuing operations at the Company's effective tax rate differed from the income tax provision (credit) from continuing operations at the statutory rate, as follows:

                                                      1995            1994           1993
                                                  -----------------------------------------
Tax provision (credit) at the expected federal
   statutory rate                                 $(2,551,215)    $(1,635,328)    $(746,251)
Add (deduct):
   Valuation allowance                               (855,252)        900,522             -
   Other                                              140,793          (7,531)        1,251
                                                  =========================================
Tax provision (credit)                            $(3,265,674)    $  (742,337)    $(745,000)
                                                  =========================================

In 1995, the Company utilized approximately $938,000 and $228,000 of net operating loss tax benefit and research and development credit carryforwards, respectively.

              Richard-Allan Medical Industries, Inc. and Subsidiary

NOTE I--INCOME TAXES (CONTINUED)

No cash was paid for purposes of federal income taxes during the years ended June 30, 1995 and 1994. Total income taxes paid were $14,000 in 1993.

NOTE J--CONTINGENCY

The Company is subject to lawsuits and claims in the ordinary course of business. Management believes that the ultimate resolution of such lawsuits and claims should not have a material adverse effect on the Company's consolidated financial position or results of operations. During fiscal 1995 the Company paid approximately $2,000,000 in legal fees in successful defense of a patent infringement suit initiated by a large surgical equipment manufacturer, which has been included in selling, general and administrative expenses.

NOTE K--SUBSEQUENT EVENT

On July 5, 1996, the Company entered into a definitive agreement to be acquired by Urohealth Systems, Inc. The sale is expected to be completed August 1, 1996, at which time the Company is expected to become a wholly owned subsidiary of Urohealth Systems, Inc.

Urohealth Systems, Inc. has made commitments to the Company to provide funding for the Company's operations for a minimum of twelve months beginning on July 5, 1996.

NOTE L--SUPPLEMENTAL CASH FLOW INFORMATION

                                                                          JUNE 30
                                                                    1994           1993
                                                                  -----------------------

Noncash investing and financing activities:
   Stock subscription receivable                                  $660,000              -
   Fixed assets acquired through assumption of capital lease
     obligations                                                    52,666      $  28,770
   Other liabilities assumed in conjunction with tooling
     acquisitions                                                        -        760,510
   Long-term debt refinanced under
     line-of-credit agreement                                            -        880,000

No noncash investing or financing activities occurred in 1995.

                         Pro Forma Financial Information
           Unaudited Pro Forma Condensed Combined Financial Statements



         The following unaudited pro forma condensed combined financial statements are presented assuming the merger of Urohealth Systems, Inc ("Urohealth" or the "Company") and Richard-Allan Medical Industries, Inc. ("Richard-Allan") has been completed pursuant to the terms of the Agreement and Plan of Merger dated as of July 5, 1996. It is probable that this merger transaction will be completed and accounted for as a purchase. The Company also completed the acquisition of The Intermed Group ("Intermed") and certain assets of OR Concepts, Inc. ("OR Concepts") on July 1, 1996 and June 5, 1996, respectively, and were also accounted for as purchases. The pro forma condensed combined balance sheet as of March 31, 1996 has been prepared as if the acquisitions occurred on that date. The unaudited pro forma condensed combined statements of operation have been prepared as if the acquisitions occurred on July 1, 1995.

         Additionally, the following unaudited pro forma condensed combined balance sheet is presented assuming the Company's private placement of $50.0 million of convertible subordinated debentures and convertion of its convertible note and redeemable convertible preferred stock, which occured on May 13, 1996, had occurred on March 31, 1996.

         The unaudited pro forma combined data are based on the separate consolidated financial statements of Urohealth, Richard-Allan, Intermed and OR Concepts giving effect to the transactions under the assumptions and adjustments outlined in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements . The pro forma adjustments are based upon available information and upon certain assumptions that Urohealth management believes are reasonable given the circumstances. The unaudited pro forma condensed combined results of operations for the nine month fiscal period ended March 31, 1996 include the unaudited results of operations of Richard-Allan, Intermed and OR Concepts for such period. The unaudited pro forma condensed combined financial statements are provided for comparative purposes only and are not necessarily indicative of the results that would have been obtained had the acquisitions occurred on the dates indicated or that may be achieved in the future.

         The Company anticipates significant costs to be incurred in connection with the implementation of a plan of consolidation of the Richard-Allan and Intermed operations. The expenses associated with the consolidation cannot currently be estimated with a reasonable degree of accuracy. Therefore, these expenses have not been reflected in the unaudited pro forma condensed combined statements of operations as they will be recorded in a one-time charge within three months of the consummation of the acquisitions.

         The Company expects to realize cost savings and efficiencies from the consolidation of the Richard-Allan and Intermed operations. The consolidations include the elimination of duplicative corporate and administrative expenses and the manufacture of previously purchased inventories. No assurance, however, can be given regarding the aggregate amount or the timing of cost savings to be achieved by the Company from the consolidation. Such cost savings have not been reflected in the unaudited pro forma condensed combined statement of operations.

         For the nine month fiscal period end March 31, 1996, presented in the unaudited pro forma condensed combined statement of operations, shares used in the computation of earnings per common share give effect to the applicable exchange ratio. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the respective historical audited consolidated financial statements of Urohealth contained in its Transition Report on Form 10-K for the fiscal period ended March 31, 1996 and the audited consolidated financial statements of Richard-Allan contained in this Current Report on Form 8-K/A Amendment No. 1.

                            UROHEALTH SYSTEMS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 1996
                                 (in thousands)

                                                                                         Note and
                                                                                      Preferred Stock
                                                                              OR        Conversion
                                                                           Concepts    and Sale of
                                                                Richard      and       Subordinated      Pro forma      Total
                                                  Urohealth      Allan     Intermed     Debentures      Adjustments    Pro forma
                                                  ---------     -------    --------   ---------------   -----------    ---------
Assets
   Current:
   Cash and equivalents                           $   1,185    $     20    $(4,248)    $31,960 (g)       $      -      $ 28,917
   Accounts receivable, net                           7,337       3,115        593           -                  -        11,045
   Inventories                                        5,705       1,252        573           -                237 (c)     7,767
   Prepaids and deposits                              1,685         376         33           -                  -         2,094
   Deferred debt issuance costs                         614           -          -        (364)(g)              -           250
                                                  ---------    --------    -------     -------           --------      --------
     Total current assets                            16,526       4,763     (3,049)     31,596                237        50,073

   Property and equipment, net                        8,132       4,409        249           -              4,500 (b)    17,290
   Patents, net                                       2,135           -          -           -                  -         2,135
   Deposits and other assets                            649          64       (399)      4,417 (g)              -         4,731
   Goodwill                                             393           -      6,881           -             52,380 (b)    59,417
                                                                                                             (237)(c)
   Investment in Richard-Allan                            -           -          -           -             60,000 (a)         -
                                                                                                          (60,000)(b)
                                                  ---------    --------    -------     -------           --------      --------
     Total assets                                 $  27,835    $  9,236    $ 3,682     $36,013           $ 56,880      $133,646
                                                  =========    ========    =======     =======           ========      ========
 Liabilities
   Current:
   Accounts payable and accrued expenses          $   9,455    $  3,031    $   888           -           $      -      $ 13,374
   Accrued compensation                               2,045         578          -           -                  -         2,623
   Restructuring accrual                              1,345           -          -           -                  -         1,345
   Revolving lines of credit                          7,123           -          -      (7,123)(g)         11,500 (a)    11,500
   Current portion of notes payable
     and capital leases                                 286         160        620           -                  -         1,066
                                                  ---------    --------    -------     -------           --------      --------
     Total current liabilities                       20,254       3,769      1,508      (7,123)            11,500        29,908
   Long-term liabilities:
   Notes payable                                      6,641       2,347          -      (6,000)(g)         18,000 (a)    23,988
                                                                                                            3,000 (a)
   Capital leases                                       211           -          -           -                  -           211
   Convertible note                                   1,284           -          -      (1,284)(h)              -             -
   Other liabilities                                    185           -        125           -                  -           310
   Restructuring, less current portion                  823           -          -           -                  -           823
   Minority interest                                  1,073           -          -           -                  -         1,073
   Redeemable convertible preferred stock             3,554           -          -      (3,554)(h)              -             -
   Convertible subordinated debentures                    -           -          -      50,000 (g)              -        50,000

 Common stockholders' equity:
   Preferred stock                                        -          38          -           -                (38)(b)         -
   Common stock                                          12           5          -           1 (h)              2 (a)        15
                                                                                                               (5)(b)
   Warrants                                           2,922           -          -       1,250 (g)              -         4,172
   Additional paid-in capital                        55,050           -      2,049       4,837 (h)         27,498 (a)    89,434
   Treasury stock                                         -         (63)         -           -                 63 (b)         -
   Retained earnings (deficit)                      (64,076)      3,118          -      (2,114)(g)         (3,118)(b)   (66,190)
   Foreign currency translation                         (98)         22          -           -                (22)(b)       (98)
                                                  ---------    --------    -------     -------           --------      --------
   Total common stockholders' equity                 (6,190)      3,120      2,049       3,974             24,380        27,333
                                                  ---------    --------    -------     -------           --------      --------
   Total liabilities and stockholders' equity     $  27,835    $  9,236    $ 3,682     $36,013           $ 56,880      $133,646
                                                  =========    ========    =======     =======           ========      ========

                            UROHEALTH SYSTEMS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    For the nine months ended March 31, 1996
                     (in thousands, except per share data)

                                                                                     OR
                                                                                  Concepts
                                                                       Richard      and        Pro forma       Total
                                                           Urohealth    Allan     Intermed    Adjustments    Pro forma
                                                           --------    -------    --------    -----------    ---------
 Net sales                                                 $ 39,641    $15,705     $4,225      $     -        $ 59,571
 Cost of sales                                               12,896      8,195      2,476            -          23,567
                                                           --------    -------     ------      -------        --------
 Gross profit                                                26,745      7,510      1,749            -          36,004

 Operating expenses
   Selling, general and administrative                       32,218      7,450      1,317        1,709 (e)      42,694
   Research and development                                   1,324        765          3            -           2,092
   Restructuring charges                                      5,456          -          -            -           5,456
   Direct acquisition costs                                   4,232          -          -            -           4,232
                                                           --------    -------     ------      -------        --------
                                                             43,230      8,215      1,320        1,709          54,474
                                                           --------    -------     ------      -------        --------
 Income (loss) from operations                              (16,485)      (705)       429       (1,709)        (18,470)

 Other income (expense)
   Minority interest                                            (55)         -          -            -             (55)
   Interest income                                               23         42         38            -             103
   Interest expense                                          (1,002)      (183)      (190)      (2,229)(d)      (3,604)
  Other                                                         (48)        (9)        (9)           -             (66)
                                                           --------    -------     ------      -------        --------
 Income (loss) before taxes                                 (17,567)      (855)       268       (3,938)        (22,092)
 Income tax expense (benefit)                                   431       (375)         -            - (f)          56
                                                           --------    -------     ------      -------        --------
 Net income (loss)                                          (17,998)      (480)       268       (3,938)        (22,148)
 Dividends and accretion on redeemable
   convertible preferred stock                                 (579)         -          -            -            (579)
                                                           --------    -------     ------      -------        --------
 Net income (loss) attributable to common stockholders     $(18,577)   $  (480)    $  268      $(3,938)       $(22,727)
                                                           ========    =======     ======      =======        ========
 Net income (loss) per share
   attributable to common stockholders                     $  (1.50)   $(96.00)       n/a      $ (1.77)       $  (1.56)
                                                           ========    =======     ======      =======        ========

 Weighted average number of shares                           12,344          5        n/a        2,229 (i)      14,578
                                                           ========    =======     ======      =======        ========

                             UROHEALTH Systems, Inc
                 Notes to Unaudited Pro Forma Condensed Combined
                              Financial Statements


1.       Acquisitions

         ACQUISITION OF RICHARD-ALLAN MEDICAL INDUSTRIES, INC.

         On July 5, 1996, Urohealth Systems, Inc. ("Urohealth") entered into an agreement to acquire all of the outstanding capital stock of Richard-Allan Medical Industries, Inc. ("Richard-Allan"), an Illinois corporation, in exchange for $27.5 million in cash and 2,084,691 shares of Urohealth common stock. Richard-Allan manufactures and markets surgical operating room supplies. In addition, the Company agreed to acquire the real estate on which the Richard-Allan facility is located from a partnership for $1.5 million of cash and a $3.0 million note for the balance of the purchase price. The acquisition was accounted for as a purchase. The acquisition has been recorded based upon available information and upon certain assumptions that the Company believes are reasonable in the circumstances. The purchase price has been allocated to the acquired assets and liabilities based on a preliminary determination of their respective fair values.

         The Company is continuing to evaluate the value of acquired incomplete research and development. This evaluation is considering, among other factors, the stage of development of each product, the time and resources needed to complete each product, expected income and associated risks (including the inherent difficulties and uncertainties in developing and manufacturing new products and potential alternative surgical procedures in future target markets). This analysis may result in a one-time non-cash charge to earnings for incomplete research and development related to the acquired company that does not have alternative future use. No such charge has been recognized in the pro forma financial information herein.

         ACQUISITION OF THE INTERMED GROUP, INC.

         On July 1, 1996, Urohealth acquired The Intermed Group, Inc., a Delaware Corporation ("Intermed"), pursuant to the terms of the Agreement and Plan of Merger dated as of June 1, 1996. Intermed is engaged in the development, manufacture, and marketing of disposable medical products.

         Under the terms of the agreement, each outstanding share of common stock of Intermed was converted into the right to receive .1242575 shares of Urohealth Common Stock, plus cash in the amount of $1.21. Upon consummation of the merger, approximately 149,306 shares of Urohealth common stock (with a fair value of $2.05 million) were issued and cash of $1.46 million was paid in exchange for all of the outstanding shares of Intermed common stock. Direct acquisition costs incurred related to the transaction were $400,000. The cash portion of the purchase price was funded using a portion of the proceeds from the sale of Urohealth's 8.75% Convertible Subordinated Debentures issued May 13, 1996. The purchase price has been allocated to the acquired assets and liabilities based on a preliminary determination of their respective fair values. It was determined that the acquired identifiable tangible and intangible assets had a value of $1.18 million and assumed liabilities of $1.61 million.

         ACQUISITION OF CERTAIN ASSETS OF OR CONCEPTS, INC.

         On June 5, 1996, Urohealth acquired certain assets of O.R. Concepts, Inc. pursuant to an Asset Purchase Agreement dated June 5, 1996 among Urohealth, O.R. Concepts, Inc., a Texas Corporation, and Vital Signs, Inc., a New Jersey Corporation. The acquired assets are used in the development, manufacture, and marketing of laparoscopic surgery products and accessories.

         The purchase price for the acquired assets was $2,786,000, payable in cash upon the closing of the transaction. The purchase price was funded using a portion of the proceeds from the sale of Urohealth's 8.75% Convertible Subordinated Debentures issued May 13, 1996. The purchase price has been allocated to the acquired assets and liabilities based on a preliminary determination of their respective fair values. It was determined that the acquired identifiable tangible and intangible assets had a value of $273,000 and assumed liabilities of $20,000.

         The historical amounts included in the accompanying pro forma condensed financial statements as of March 31, 1996 and for the nine months then ended reflect the financial position and results of operations of Urohealth prior to the acquisition of Richard-Allan, Intermed Group, Inc. or the assets of OR Concepts, Inc.

         (a) The total purchase price of the Richard-Allan acquisition, including direct acquisition costs and the cost of the related real estate, of $60,000,000 was determined as follows:

                     Issuance of 2,084,691 shares of Urohealth Systems, Inc.
                       common stock at $13.1914 per share                           $27,500,000
                     Cash                                                            29,000,000
                     Note payable                                                     3,000,000
                     Direct acquisition costs                                           500,000
                                                                                    -----------
                                                                                    $60,000,000
                                                                                    ===========

               The cash and direct acquisition cost portions of the purchase price were financed with a new bank credit facility. The credit facility consists of a $20 million term loan and a $15 million revolving line of credit.

         (b) Allocation of the purchase price of $60,000,000 based on the fair market value of assets acquired and liabilities assumed results in the following:

                     Net assets at historical amounts                              $ 3,120,000
                     Land and building                                               4,500,000
                     Costs in excess of net assets acquired                         52,380,000
                                                                                   -----------
                                                                                   $60,000,000
                                                                                   ===========

         (c) To conform the cost basis used to record the carrying value of inventory from LIFO to FIFO.

         (d) Interest expense related to the new bank credit facility incurred in connection with the acquisition at an estimated composite interest rate of 8.75%.

         (e) Amortization of costs in excess of book value of assets acquired in the transaction. Costs in excess of net assets acquired is amortized over 25 years.

         (f) No income tax effect has been provided for the pro forma adjustments since Urohealth's historical operations for the period would not permit any additional income tax benefit to be recognized.

2.       Sale of subordinated convertible debentures

         (g) On May 13, 1996, the Company sold $50.0 million of 8.75% convertible subordinated debentures in a private placement with net proceeds of approximately $45.0 million, net of debt issuance costs. The Company used $16.5 million of the proceeds to repay amounts outstanding under a revolving line of credit and a $6.0 million bank note. As of March 31, 1996, approximately $13.1 million was outstanding under these facilities. In connection with the $50.0 million private placement, a break-up fee consisting of $500,000 in cash and 200,000 warrants, valued at $1,250,000, was paid to the holder of the facilities. The break-up fee and unamortized deferred loan costs related to the repaid line of credit and bank totaling $2.1 million as of March 31, 1996 has been charged against retained earnings.


3.       Conversion of convertible note and convertible preferred stock

         (h) Also on May 13, 1996, obligations under the convertible note and redeemable convertible preferred stock, totaling approximately $8.5 million, were exchanged for 1,414,827 shares of the Company's common stock. As of March 31, 1996, approximately $4.8 million was outstanding under these securities and would have been convertible into approximately 806,000 shares.


4.       Per share calculations

         (i) The aggregate weighted average common share amounts represent the weighted average common shares of Urohealth plus shares issued for Richard-Allan and Intermed. Common stock equivalents have not been included in the calculation as they are anti-dilutive.